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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-8 (File No. 333-66785), Form S-8 (File No. 333-66459), Form S-8 (File No. 333-66349), Form S-3 (File No.
33-49085), Form S-3 (File No. 333-48083), Form S-3 (File No. 33-30642), Form S-3
(File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8 (File No. 33-10378),
Form S-8 (File No. 33-58681), Form S-8 (File No. 33-58683), Form S-8 (File No. 333-00409), Form S-8 (File No. 33-36551), Form S-3 (File No. 33-62393), Form S-4
(File No. 333-11573), Form S-8 (File No. 333-33747), Form S-8 (File No.
333-41593), Form S-3 (File No. 333-42801), Form S-8 (File No. 333-45985), Form
S-8 (File No. 333-75553), Form S-8 (File No. 333-81619), and Form S-3 (File No.
333-78121-01) of our report dated January 20, 1999, except as to Note 17, for which the date is September 21, 1999, on our audits of the combined financial statements of Cellco Partnership and its subsidiaries as of December 31, 1998, 1997, 1996 and for each of the three years in the period ended December 31, 1998, which report is included in this Report on Form 8-K


/s/ PricewaterhouseCoopers LLP

New York, New York
December 27, 1999